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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.                      Entry into a Material Definitive Agreement.

On January 19, 2011, the Company entered into a Broker Agreement for Consumer Disclosure Service with Equifax Information Services LLC (“Equifax”), pursuant to which the Company will continue to purchase credit information from Equifax for use in its products and services.  The Broker Agreement is effective as of January 1, 2011 and has a term of one (1) year, subject to automatic renewals for two additional one year terms unless either party decides not to renew or the agreement is terminated for cause.

The Broker Agreement replaces the following recently expired agreements:  (a) the Master Agreement for Marketing, Operational and Cooperative Services dated as of November 27, 2001 (as amended) among Equifax, the Company and CreditComm Services LLC, (b) the Agreement for Consumer Disclosure Services, dated as of April 7, 1997 (as amended), by and among the Company, Equifax and Digital Matrix Systems, (c) the Agreement for Credit Monitoring Batch Processing Services, dated as of November 27, 2001 (as amended), among the Company, CreditComm Services LLC and Equifax, and (d) the Services Agreement dated December 21, 2000 (as amended) between the Company and Equifax.  However, the Company’s obligations under the Master Agreement to provide services to Capital One customers acquired by the Company prior to January 1, 2005 and services related to Equifax products in Canada remains in effect for the next 30 days, while the Company and Equifax negotiate new arrangements for these limited services.

Item 1.02                      Termination of A Material Definitive Agreement.

See Item 1.01 "Entry into a Material Definitive Agreement" above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2011

INTERSECTIONS INC.

By: /s/ Neal Dittersdorf
Name: Neal Dittersdorf Title: Chief Legal Officer and Executive Vice President, Business Affairs